UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                       FORM 8 - K

                      CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report July 28, 1999


                           COMMISSION FILE NO. 0-24812


         DIVOT GOLF CORPORATION  F/K/A BRASSIE GOLF CORPORATION
------------------------------------------------------------------------
  (Exact name of registrant as specified in its charter)


               DELAWARE                       56-1781650
--------------------------------   -----------------------------

  (State or other jurisdiction (I.R.S. Employer Identification No.) incorporation or organization)

                P.O. BOX 1677, SEFFNER, FL. 33583
------------------------------------------------------------------------------
             (Address of principal executive offices)


                          (813) 963-7760
------------------------------------------------------------------------------
       (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |_| No |X|

                   DIVOT GOLF CORPORATION

                         FORM 8 - K

                       TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant.................................Page 3

Item 2.  Acquisition or Disposition of Assets - None

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events.....................................................Page 3

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures................................................................Page 4

ITEM 1. Changes in Control of Registrant

On June 29, 1999, the Company, its subsidiaries, Joseph R. Cellura, and various other related individuals and corporations (the "Defendant Group") agreed to a Memorandum of Settlement (the "Agreement") with a Plaintiff Group comprised of various individuals and entities with alleged claims arising out of various relationships with the parties and specifically the activities and conduct of the Defendant Group with respect to a project known as the World Golf Village and the operations of the Company. The terms of the Agreement provide for (i) the dismissal of two pending lawsuits against the Defendant Group, (ii) payment from the Company of $225,000 in the form of a promissory note in favor of the Plaintiff Group, (iii) Issuance of 7.65 million shares of the Company's common stock, and (iv) Assignment of profits, held individually, by Mr. Cellura in certain World Golf Village projects unrelated to the Company.

As a result of the foregoing, the Plaintiff Group, collectively, will control, after the issuance of the shares, approximately 59% of the outstanding common shares of the Company. Furthermore, the issuance of these shares will result in a significant dilution to those currently holding shares of the Company's common stock.

The following table reflects the ownership of the Company after the issuance and registration of common shares in July 1999 pursuant to the above Agreement:

                                   Before             After
                                   Lawsuit           Lawsuit
-------------------------------- --------------- -----------------
 Plaintiff Group                      0      0.0%  7,650,000 59.0%

 Existing shareholders            5,315,743 100%   5,315,743 41.0%
-------------------------------- --------------- -----------------
Total                             5,315,743 100%  12,965,743 100%
-------------------------------- --------------- -----------------

In addition to the above issuance of shares, holders of the Company's convertible preferred have the ability to convert into approximately 94,000,000 shares. Furthermore, the Company estimates in excess of 22,000,000 of additional common shares will be issued for holders of warrants, incentive stock options, and payment of other obligations. If such conversions occur, the control of the Company will again be affected and common shareholders will be further diluted. At this time, the Company is negotiating with the preferred shareholders to fix the conversion of preferred shares into common shares.

ITEM 5. Other Events

Additions to Board of Directors
-------------------------------
On June 25, 1999 Joseph R. Cellura accepted reinstatement to the Board of Directors and was subsequently named chairman on June 30, 1999. In addition, on July 2, 1999 Douglas Dollinger was appointed to the Board of Directors. Mr. Dollinger will also serve as outside legal counsel for the company. The other Directors on the Board include Kenneth W. Craig, Clifford F. Bagnall and Gordon Ewart.



Default and Foreclosure
-----------------------
As previously reported in the Company's Form 10QSB for the third quarter ended September 30, 1998, Miller Golf, Inc. ("Miller"), a wholly owned subsidiary, was in technical default of the Loan and Security Agreement dated April 2, 1998 between Miller and Citizens Bank of Massachusettes ("Citizens"). On June 28, 1999, Citizens sold its interest in the Loan, collaterallized by the assets of Miller, to a third party (the "Third Party Group"). The Third party Group has subsequently foreclosed on the Note and thereby claiming title to the assets of Miller Golf, Inc. The Company's Board has authorized the pursuit of various legal actions to protect its interests in Miller Golf, Inc. However, at this time, this foreclosure has had a material affect on the business and operations of the Company and Miller Golf, Inc.

There can be no assurance that the Company can pursue litigation as it does not have sufficient resources to do such. In addition, there are no assurance that upon pursuit of such litigation that the outcome will be favorable for the Company or its subsidiaries.

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                   DIVOT GOLF CORPORATION


                                By: /s/ Clifford F. Bagnall
                                -------------------------
                                   Clifford F. Bagnall
                                   Chief Financial Officer

Date: August 4, 1999